Exhibit 10.58

NOTICE OF GRANT OF RESTRICTED STOCK

(Performance-Based)

Pursuant to the terms and conditions of the Parsley Energy, Inc. 2014 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Agreement, attached as Appendix B (the “Agreement”), you are hereby issued shares of Stock, subject to certain restrictions thereon, and under the terms and conditions set forth below, in the Agreement, and in the Plan (the “Restricted Shares”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:	______________________
Date of Grant:	____________ (“Date of Grant”)
Number of Restricted Shares Granted:	____________ (the “Restricted Shares”)
Fair Market Value of Shares on Date of Grant:	______________________
Vesting Schedule:
Subject to the terms and conditions of the Agreement and the Plan, the restrictions on a proportion of the Restricted Shares will expire and such proportion of the Restricted Shares will become transferable and nonforfeitable as calculated in accordance with Appendix C; provided, however, that such restrictions will expire under the circumstances enumerated in Appendix C only if you remain in the employ of or a service provider to the Company or its Subsidiaries continuously from the Date of Grant through the end of the Performance Period (as defined below), except as otherwise provided in Section 6 of the Agreement. The period over which the Company’s performance will be measured for purposes of applying the methodology set forth in Appendix C shall be from [______] to [______] (the “Performance Period”).

You and the Company hereby acknowledge receipt of the Restricted Shares issued on the Date of Grant indicated above, which have been issued under the terms and conditions contained herein and in the Plan and the Agreement.
You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with this Notice of Grant of Restricted Stock or your execution of the Agreement and your receipt and holding of and the vesting of the Restricted Shares, and (c) in deciding to enter into the Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt and holding of and the vesting of the Restricted Shares.
In addition, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.
Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the restrictions have not lapsed. This election must be filed no later than 30 days after Date of Grant set forth in this Notice of Grant of Restricted Stock. This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing of a section 83(b) election is your sole responsibility, even if you request the Company or its representative to file such election on your behalf.
You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement, which are incorporated herein by reference.

Attachments:    Appendix A - Parsley Energy, Inc. 2014 Long Term Incentive Plan
Appendix B - Restricted Stock Agreement
Appendix C - Performance Vesting Criteria and Methodology
Appendix D - Section 83(b) Election

Appendix A
Parsley Energy, Inc. 2014 Long Term Incentive Plan

Appendix A-1

Appendix B
Restricted Stock Agreement

Appendix B-1

Appendix C

Performance-Based Restricted Stock Vesting Criteria and Methodology
This Appendix C to this Notice of Grant of Restricted Stock (Performance-Based) contains the performance requirements and methodology for the vesting of the Restricted Shares. Capitalized terms used but not defined herein or in the Notice of Grant of Restricted Stock shall have the same meaning assigned to them in the Agreement or the Plan.
A. Performance Criteria
[                    ]
B. Threshold(s)
[                    ]
C. Additional Factors or Information Regarding Performance Vesting Methodology
[                    ]

Appendix C-1

Appendix D
INSTRUCTIONS FOR FILING
YOUR SECTION 83(b) ELECTION

1.	Completely fill out and sign three copies of the election form.

2.
Not later than 30 days after the date of grant, mail one executed copy of the election by certified mail, return receipt requested, to the IRS Service Center where your federal tax returns are filed (see the chart below for the appropriate IRS Service Center). Attached is a sample cover letter to the Internal Revenue Service to be used in connection with filing the Section 83(b) election

Taxpayer’s State of Residence	IRS Service Center
Florida, Louisiana, Mississippi, Texas	Department of the Treasury Internal Revenue Service Austin, TX 73301-0002
Alaska, Arizona, Arkansas, California, Colorado, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, South Dakota, Utah, Washington, Wisconsin, Wyoming
Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002
Alabama, Connecticut, Delaware, District of Columbia, Georgia, Kentucky, Maine, Maryland, Massachusetts, Missouri, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont, Virginia, West Virginia
Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002
A foreign country, U.S. possession or territory*, or use an APO or FPO address, or file Form 2555, 2555-EZ, or 4563, or are a dual-status alien	Department of the Treasury Internal Revenue Service Austin, TX 73301-0215

*If you live in American Samoa, Puerto Rico, Guam, the U.S. Virgin Islands, or the Northern Mariana Islands, see IRS Publication 570.

3.	Provide one copy of the executed election to:
Parsley Energy, Inc.
Attn: General Counsel
303 Colorado Street, Suite 3000
Austin, Texas 78701

4.	Retain one copy of the executed election for your records.

Note:    It is your sole responsibility, and not the responsibility of Parsley Energy, Inc. (the “Company”) or any of its affiliates, to timely file your Section 83(b) election even if you request the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) of the Company to assist in making such filing. In addition, the Company and its affiliates cannot provide you with tax advice. The information provided in these instructions is general in nature and if you have any specific questions about your individual tax circumstances, you should consult with your tax adviser.

Appendix D-1

SUGGESTED FORM OF SECTION 83(b)
ELECTION TRANSMITTAL LETTER

[DATE]
VIA CERTIFIED MAIL
Return Receipt Requested

Department of the Treasury
Internal Revenue Service Center
[Insert applicable IRS service center address]

Re:    Election Under Section 83(b) of the Internal Revenue Code
Ladies and Gentlemen:
Pursuant to Treasury Regulation Section 1.83-2(c) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find a copy of an executed election under Section 83(b) of the Code relating to the issuance of Class A common stock of Parsley Energy, Inc., a Delaware corporation.

Very truly yours,

[______________]

Enclosure

Appendix D-2

SECTION 83(b) ELECTION FORM
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:
Taxpayer’s Name:    ___________________________

Taxpayer’s Social Security Number:     __________-______-_________

Taxpayer’s Address:         ___________________________
Taxpayer’s Address:         ___________________________

Taxable Year:    201___

2.	The property that is the subject of this election (the “Property”) is _______ shares of Class A common stock in Parsley Energy, Inc.

3.	The Property was transferred to the Taxpayer on __________, 201___.

4.
The Property is subject to the following restriction: The shares are subject to various transfer restrictions and are subject to forfeiture in the event certain service and performance conditions are not satisfied.

5.
The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $______ per Class A common share x _______ shares = $___________.

6.	The amount paid by the Taxpayer for the Property is $0.00.

7.	The amount to include in gross income is $______________.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer's Signature

Appendix D-3